Exhibit 99.1

Kilpatrick Life
Consolidated Statement of Assets Acquired and Liabilities Assumed

Table of Contents

Page

Independent Auditors’ Report	F - 2

Consolidated Statement of Assets Acquired and Liabilities Assumed at December 13, 2019	F - 3

Notes to Consolidated Statement of Assets Acquired and Liabilities Assumed	F - 4

Deloitte & Touche LLP 111 South Main Street Suite 1500 Salt Lake City, UT 84111 USA Tel: +1 801 328 4706 Fax: +1 801 366 7900 www.deloitte.com

INDEPENDENT AUDITORS' REPORT

To the Audit Committee
Security National Financial Corporation
Draper, Utah

We have audited the accompanying consolidated statement of assets acquired and liabilities assumed of the acquired Kilpatrick Life Insurance Company business (the “Company”) as of December 13, 2019, and the related notes (the “financial statement”).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with the accounting principles generally accepted in the United States of America; this include the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of December 13, 2019, in accordance with the accounting practices generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1 to the financial statement, the purchase accounting included in the accompanying financial statement was prepared based on preliminary fair values as of the date of acquisition (December 13, 2019) for the purpose of complying with Rule 3-05 and Article 11 of the Securities and Exchange Commission’s Regulation S-X. The financial statement is not intended to be a complete presentation of the financial position or results of operations of the Company. Our opinion is not modified with respect to this matter.

February 26, 2020

KILPATRICK LIFE
CONSOLIDATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

December 13, 2019
ASSETS ACQUIRED
Investments:
Fixed maturity securities, available for sale	$22,766,520
Equity securities	16,436
Mortgage loans held for investment	8,011,660
Real estate held for investment	2,708,557
Other investments	446,655
Accrued investment income	183,527
Total investments	34,133,355

Cash and cash equivalents	6,900,654
Receivables, net	5,407,736
Receivable from reinsurers	168,105,064
Property and equipment, net	1,498,245
Value of business acquired	4,962,831
Deferred taxes	167,344
Other	712,323
Total assets acquired	$221,887,552

LIABILITIES ASSUMED
Future policy benefits and unpaid claims	$189,071,407
Accounts payable	283,304
Other liabilities and accrued expenses	7,870,944
Income taxes payable	881,957
Total liabilities assumed	198,107,612
Net assets acquired	$23,779,940

See accompanying notes to the Statement of Assets Acquired and Liabilities Assumed

KILPATRICK LIFE
NOTES TO CONSOLIDATED STATEMENT OF ASSET S ACQUIRED AND LIABILITIES ASSUMED
DECEMBER 13, 2019

1) Significant Accounting Policies

General Overview of Business

On December 13, 2019, Security National Financial Corporation, through its wholly owned subsidiary, Security National Life Insurance Company (“Security Life”) completed a stock purchase transaction with Kilpatrick Life Insurance Company, a Louisiana domiciled life insurance company (“Kilpatrick Life” or “the Company”) and its shareholders, which resulted in the purchase of all the outstanding shares of common stock of Kilpatrick Life. The closing of the transaction was subject to approval by the Louisiana Department of Insurance of the change of control of Kilpatrick Life, which was received on December 12, 2019.  Under the terms of the transaction, the total Purchase Price that Security Life paid for all the shares held by the Kilpatrick shareholders was approximately $23,780,000, as agreed with the shareholders.

Kilpatrick Life has been in operation since 1932 and provides life insurance products and services through insurance plans such as permanent and term life insurance, asset protection plans, graded whole life insurance, and annuities.  Additionally, it provides insurance services for emergencies and pre‐arranged funeral services. Kilpatrick Life was founded in 1932 and is based in Shreveport, Louisiana with additional offices in Jena, Alexandria, Minden, and Arcadia, Louisiana.

Kilpatrick Life employs a staff of almost 120 sales associates in four offices in Louisiana and is licensed to operate in Louisiana, Texas, Arkansas, Oklahoma, and Mississippi with the home office located in Shreveport, LA.  It is the mission of Kilpatrick Life to continue providing the utmost service and protection for its policyholders for generations to come.

Basis of Presentation

The accompanying financial statement is not a complete set of financial statements, but rather it presents the net assets acquired and liabilities assumed in the acquisition of Kilpatrick Life at fair value as of December 13, 2019 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations.”  The Company utilized the services of various independent valuation experts, along with estimates and assumptions provided by management, to estimate the fair value of the assets acquired and liabilities assumed.

In accordance with a request for relief granted by the Securities and Exchange Commission (“SEC”), the Statement of Assets Acquired and Liabilities Assumed of Kilpatrick Life on the basis of Security National Financial Corporation’s allocation of the purchase price is provided in lieu of certain historical financial information of Kilpatrick Life required by Rule 3-05 and Article 11 of SEC Regulation S-X.

The allocation of the purchase price to the assets acquired and liabilities assumed was accounted for under the purchase method of accounting in accordance with ASC 805.  Assets acquired and liabilities assumed in the transaction were recorded at their estimated acquisition date fair values, while transaction costs associated with the acquisition were expensed as incurred.  The Company’s preliminary allocation was based on an evaluation of the appropriate fair values and represents management’s best estimate based on available data.

The Company is in the process of finalizing valuations of value of business acquired, intangible assets, goodwill, income taxes, and future policy benefits and unpaid claims. The final determination of the fair value of asset and liabilities will be completed within the one-year measurement period as allowed by ASC 805.

1) Significant Accounting Policies (Continued)

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its majority owned subsidiaries.  All intercompany transactions and accounts have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to use estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and certain financial statement disclosures.  Significant estimates in the Statement of Assets Acquired and Liabilities Assumed (the “Statement”) include value of business acquired, future policy benefits, the fair value of real estate, the fair value of mortgage loans and deferred tax assets and liabilities.  Although some variability is inherent in these estimates, management believes the amounts provided are fairly stated in all material respects. Actual results could differ from these estimates.

Insurance Operations

In accordance with generally accepted accounting principles in the United States of America (“GAAP”), premiums and other considerations received for interest sensitive products are reflected as increases in liabilities for policyholder account balances and not as revenues. Revenues reported for these products consist of policy charges for the cost of insurance, administration charges, amortization of policy initiation fees and surrender charges assessed against policyholder account balances. Surrender benefits paid relating to these products are reflected as decreases in liabilities for policyholder account balances and not as expenses.

Kilpatrick Life receives investment income earned from the funds deposited into account balances, a portion of which is passed through to the policyholders in the form of interest credited. Interest credited to policyholder account balances and benefit claims in excess of policyholder account balances are reported as expenses in the consolidated financial statements.

Premiums and other considerations received for traditional life insurance products are recognized as revenues when due. Future policy benefits are recognized as expenses over the life of the policy by means of the provision for future policy benefits.

The costs related to acquiring new business after the acquisition date, including certain costs of issuing policies and other variable selling expenses (principally commissions), defined as deferred policy acquisition costs, will be capitalized and amortized into expense. For nonparticipating traditional life products, these costs are amortized over the premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumptions used for computing liabilities for future policy benefits and are generally “locked in” at the date the policies are issued. For interest sensitive products, these costs are amortized generally in proportion to expected gross profits from surrender charges and investment, mortality and expense margins. This amortization is adjusted when there are revisions of the estimate of current or future gross profits or margins. For example, deferred policy acquisition costs are amortized earlier than originally estimated when policy terminations are higher than originally estimated or when investments backing the related policyholder liabilities are sold at a gain prior to their anticipated maturity.

Death and other policyholder benefits reflect exposure to mortality risk and fluctuate from year to year on the level of claims incurred under insurance retention limits. The profitability of Kilpatrick Life is primarily affected by fluctuations in mortality, other policyholder benefits, expense levels, interest spreads (i.e., the difference between interest earned on investments and interest credited to policyholders) and persistency. Kilpatrick Life has the ability to mitigate adverse experience through sound underwriting, asset and liability duration matching, sound actuarial practices, adjustments to credited interest rates, policyholder dividends and cost of insurance charges.

1) Significant Accounting Policies (Continued)

Investments

Kilpatrick Life’s management determines the appropriate classifications of investments in fixed maturity securities and equity securities at the acquisition date and re-evaluates the classifications at each balance sheet date.

Fixed maturity securities available for sale are shown at estimated fair value.  Although Kilpatrick Life has the ability and intent to hold these investments to maturity, infrequent and unusual conditions could occur under which it would sell certain of these securities. Those conditions include unforeseen changes in asset quality, significant changes in tax laws, and changes in regulatory capital requirements or permissible investments.

Equity securities are shown at estimated fair value.

Mortgage loans held for investment are shown at fair value and balances will be adjusted for any premiums or discounts that will be amortized during the life of the loan.

Mortgage loans are secured by the underlying property and require an appraisal at the time of underwriting and funding.  Generally, Kilpatrick Life will fund a loan not to exceed 80% of the loan’s collateral fair market value.  Amounts over 80% will require additional collateral or mortgage insurance by an approved third-party insurer.

Real estate held for investment is shown at estimated fair value.  Real estate will be depreciated on a straight‑line basis over the estimated useful lives of the properties, or is adjusted to a new basis for impairment in value, if any.

Other investments and policy loans are shown at estimated fair value.

Short-term investments are shown at estimated fair value and consist of money market funds.

Cash and Cash Equivalents

Kilpatrick Life considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. Kilpatrick Life maintains its cash in bank deposit accounts, which at times exceed federally insured limits and does not believe it is not exposed to any significant credit risk on cash and cash equivalents.

Value of Business Acquired

Value of business acquired is the present value of estimated future profits of the acquired business and is amortized similar to deferred acquisition costs.

Amortization of value of business acquired for interest sensitive products is dependent upon estimates of current and future gross profits or margins on this business. Key assumptions used include the following: yield on investments supporting the liabilities, amount of interest or dividends credited to the policies, amount of policy fees and charges, amount of expenses necessary to maintain the policies, amount of death and surrender benefits, and the length of time the policies will stay in force.

For nonparticipating traditional life products, these costs are amortized over the premium paying period of the related policies in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumption used for computing liabilities for future policy benefits and are generally “locked in” at the date the policies are acquired.

1) Significant Accounting Policies (Continued)

Property, Plant and Equipment

Property, plant and equipment were recorded at fair value, which establishes a new cost basis, on the date of purchase.  Estimated values for the acquired property, plant and equipment were based on current market values and replacement costs of similar assets.  Assets are generally depreciated using the straight-line method over the estimated useful life of the assets, which range from three to forty years.

Receivables

Receivables are recognized at their net realizable value.

Future Policy Benefits and Unpaid Claims

Future policy benefit reserves for traditional life insurance are computed using a net level method, including assumptions as to investment yields, mortality, morbidity, withdrawals, and other assumptions based on the life insurance subsidiaries’ experience, modified as necessary to give effect to anticipated trends and to include provisions for possible unfavorable deviations. Such liabilities are, for some plans, graded to equal statutory values or cash values at or prior to maturity. The range of assumed interest rates for all traditional life insurance policy reserves was 4% to 10%. Benefit reserves for traditional limited-payment life insurance policies include the deferred portion of the premiums received during the premium-paying period. Deferred premiums are recognized as income over the life of the policies. Policy benefit claims are charged to expense in the period the claims are incurred. Increases in future policy benefits are charged to expense.

Future policy benefit reserves for interest-sensitive insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policy account balances. Interest crediting rates for interest-sensitive insurance products ranged from 3% to 6.5%.

The Company records an unpaid claims liability for claims in the course of settlement equal to the death benefit amount less any reinsurance recoverable amount for claims reported. There is also an unpaid claims liability for claims incurred but not reported. This liability is based on the historical experience of the net amount of claims that were reported in reporting periods subsequent to the reporting period when claims were incurred.

Reinsurance

The Company follows the procedure of reinsuring risks in excess of $25,000 to provide for greater diversification of business to allow management to control exposure to potential losses arising from large risks and provide additional capacity for growth. The Company remains liable for amounts ceded in the event the reinsurers are unable to meet their obligations.  See Note 9 for further discussion of the Company’s reinsurance agreements.

Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Expense allowances received in connection with reinsurance ceded are accounted for as a reduction of the related policy acquisition costs and are deferred and amortized accordingly.

1) Significant Accounting Policies (Continued)

Other Intangibles (trade name)

Other intangibles are recognized apart from goodwill whenever an acquired intangible asset arises from contractual or other legal rights, or whenever it is capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented, or exchanged, either individually or in combination with a related contract, asset, or liability.  The Company engaged a valuation firm to analyze the value of the Kilpatrick Life name in conjunction with its acquisition.  The value of the trade name is included in Other Assets and was determined using the Income approach, relying on a relief from the Royalty method.  The analysis and related value were done in accordance with ASC 805.

Income Taxes

Income taxes include taxes currently payable plus deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the temporary differences in the financial reporting basis and tax basis of assets and liabilities and operating loss carryforwards. Deferred tax assets are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

Deferred tax assets and liabilities require various estimates and judgments and may be affected favorably or unfavorably by various internal and external factors.  These estimates and judgments occur in the calculation of certain deferred tax assets and liabilities that arise from temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes and in estimating the ultimate amount of deferred tax assets recoverable in future periods. Factors affecting the deferred tax assets and liabilities include, but are not limited to, changes in tax laws, regulations and/or rates, changing interpretations of existing tax laws or regulations, and changes to overall levels of pre-tax earnings.  Changes in these estimates, judgments or factors may result in an increase or decrease to Kilpatrick Life’s deferred tax assets and liabilities with a related increase or decrease in the provision for income taxes.

Liabilities are established for uncertain tax positions expected to be taken in income tax returns when such positions are judged to meet the “more-likely-than-not” threshold based on the technical merits of the positions. Estimated interest and penalties related to uncertain tax penalties are included as a component of other expenses.

Concentration of Credit Risk

For a description of geographic concentration risk regarding mortgage loans held for investment and real estate held for investment, refer to Note 2 of the Notes to Consolidated Statement of Assets Acquired and Liabilities Assumed.

Accounting Standards Issued, But Not Yet Adopted

ASU No. 2016-13: “Financial Instruments – Credit Losses (Topic 326)” – Issued in September 2016, ASU 2016-13 amends guidance on reporting credit losses for assets held at amortized cost basis (such as mortgage loans and held to maturity debt securities) and available for sale debt securities. For assets held at amortized cost basis, Topic 326 eliminates the probable initial recognition threshold in current general accepted accounting principles (“GAAP”) and, instead, requires an entity to reflect its current estimate of all expected credit losses. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected. For available for sale debt securities, credit losses should be measured in a manner similar to current GAAP, however Topic 326 will require that credit losses be presented as an allowance rather than as a write-down. The new authoritative guidance will be effective for the Company on January 1, 2023. The Company is in the process of evaluating the potential impact of this standard.

1) Significant Accounting Policies (Continued)

ASU No. 2018-13: “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement” – Issued in August 2018, ASU 2018-13 modifies the disclosure requirements of Topic 820 by removing, modifying or adding certain disclosures. Among the changes, entities will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy but will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. ASU 2018-13 does not change the fair value measurements already required or permitted by existing standards. This new authoritative guidance will be effective for the Company on January 1, 2020 and is not expected to materially impact the Company’s financial statements.

ASU No. 2018-12: “Financial Services – Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts” – Issued in August 2018, ASU 2018-12 is intended to improve the timeliness of recognizing changes in the liability for future policy benefits and modify the rate used to discount future cash flows. The ASU will simplify and improve the accounting for certain market-based options or guarantees associated with deposit or account balance contracts, simplify amortization of deferred acquisition costs while improving and expanding required disclosures. This new authoritative guidance will be effective for the Company on January 1, 2024. The Company is in the process of evaluating the potential impact of this standard.

The Company has reviewed other recent accounting pronouncements and has determined that they will not significantly impact the Company’s results of operations or financial position.

2) Investments

The cost basis of these investments is equal to fair value at the acquisition date.  The investments as of December 13, 2019 are summarized as follows:

Estimated Fair Value
Fixed maturity securities, available for sale, at estimated fair value
Obligations of states and political subdivisions	$2,802,572
Corporate securities, including public utilities	6,551,896
Mortgage-backed securities	13,193,506
Redeemable preferred stock	218,546
Total fixed maturity securities available for sale	22,766,520

Equity securities, at estimated fair value	16,436

Mortgage loans held for investment at estimated fair value
Commercial	8,011,660
Total mortgage loans held for investment	8,011,660

Real estate held for investment, at estimated fair value
Commercial	2,708,557
Total real estate held for investment	2,708,557

Other investments, at estimated fair value
Federal Home Loan Bank Stock	87,800
Other investments	358,855
Total other investments	446,655

Accrued investment income	183,527

Total investments	$34,133,355

2) Investments (Continued)

Fixed maturity securities

The fair values of fixed maturity securities are based on quoted market prices, when available.  For fixed maturity securities not actively traded, fair values are estimated using value obtained from independent pricing services.

The estimated fair value of fixed maturity securities at December 13, 2019, by contractual maturity, are shown below.  Expected maturities may differ from contractual maturities because certain borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.
Estimated Fair Value
Projected maturity:
Due in 1 year	$-
Due in 2-5 years	1,752,468
Due in 5-10 years	3,832,208
Due in more than 10 years	3,769,792
Mortgage-backed securities	13,193,506
Redeemable preferred stock	218,546
Total	$22,766,520

Equity securities

The fair values for equity securities are based on quoted market prices.

Real estate held for investment

Kilpatrick Life continues to strategically deploy resources into real estate to match the income and yield durations of its primary obligations.  The sources for these real estate assets come through acquisitions and mortgage foreclosures.

Commercial real estate

Kilpatrick Life currently owns and operates four commercial properties in the greater Shreveport, Louisiana area for the production of income. These properties include industrial warehouses and office buildings.  Kilpatrick Life does not have any bank debt on these properties.

Real estate owned and occupied by Kilpatrick Life

Real estate owned and occupied by Kilpatrick Life is include in property and equipment on the balance sheet.  The summary of real estate owned and occupied as of December 13, 2019, is as follows:

Location	Business division	Approximate square footage	Percentage of square footage occupied by Kilpatrick Life
1818 Marshall Street, Shreveport, LA 71101	Life operations	12,274	100%
909 Foisy Street, Alexandria, LA 71301	Sales office	8,059	100%
812 Sheppard Street, Minden, LA 71055	Sales office	1,560	100%
1550 N 3rd Street, Jena, LA 71342	Sales office	1,737	100%

2) Investments (Continued)

Mortgage loans held for investment

Mortgage loans consist of first mortgages and bear interest rates ranging from 5.50% to 8.50%, maturity dates range from 9 months to 30 years and are secured by real estate.  Concentrations of credit risk arise when a number of mortgage loan debtors have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic conditions.  Kilpatrick Life’s mortgage loan portfolio consists of commercial mortgages located in the geographic region of Shreveport, LA.

The following is a summary of the aging of mortgage loans held for investment as of December 13, 2019:

Age Analysis of Past Due Mortgage Loans Held for Investment

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	In the Process of Foreclosure	Total Past Due	Current	Unamortized Discount	Total Mortgage Loans
Commercial	$-	$367,396	$155,037	$-	$522,433	$7,630,947	$(141,720)	$8,011,660

Non-accrual mortgage loans held for investment

Once a loan is past due 90 days, Kilpatrick Life ends the accrual of interest income on the loan and writes off any income that has been accrued.  Payments received for loans on a non-accrual status are recognized on a cash basis.  Accrual of interest income resumes if a loan is brought current.  As of December 13, 2019, there was one loan in the amount of $155,037 that was on non-accrual status.  Interest due, but not accrued on this loan totals approximately $6,500.

Principal amounts due

Expected principal payments may differ from contractual obligations because certain borrowers may elect to pay off mortgage obligations with or without early payment penalties.  The amortized cost and contractual payments on mortgage loans held for investment are summarized as follows:

	Principal Due in 1 Year	Principal Due in 2-5 Years	Principal Due Thereafter
Commercial	$3,012,815	$200,190	$4,940,375

3) Receivables
December 13, 2019
Receivable from affiliates (1)	$5,033,949
Tax receivable on bond gains (2)	373,787
Total other receivables, net	$5,407,736

(1) Includes a $5,000,000 deposit with Security Life required under the coinsurance agreement with Security Life.  (refer to Notes 9 and 15).
(2) Tax payment due from the former shareholders pursuant to the purchase agreement.

4) Value of business acquired and intangible assets

The value of business acquired (“VOBA”) of $4,962,831 will be amortized over the premium paying period of the policies and will be adjusted for lapse and surrenders.  VOBA is tested regularly for impairment.

The carrying value of Kilpatrick Life’s intangible asset is as follows:

	Useful Life	December 13, 2019
Intangible asset - trade name	15 years	$610,000
Less accumulated amortization		-
Balance		$610,000

5) Property, plant and equipment

The components of property, plant and equipment are as follows:

December 13, 2019
Real estate occupied by the company	$1,243,520
EDP equipment and software	210,252
Furniture and equipment	44,473
Total property, plant, and equipment	$1,498,245

6) Bank and other loans payable

Sources of liquidity

The Federal Home Loan Banks (“the FHLBs”) are a group of cooperatives that lending institutions use to finance housing and economic development in local communities.  Kilpatrick Life is a member of the FHLB based in Dallas, Texas.  As a member of the FHLB, Kilpatrick Life is required to maintain a minimum investment in capital stock of the FHLB of Dallas and may pledge collateral to the bank for advances of funds to be used in its operations.

As of December 13, 2019, Kilpatrick Life owned 87,800 shares of FHLB Dallas capital stock and did not have any collateral pledged to the bank or any outstanding advances.

7) Other assumed liabilities and accrued expenses

Other assumed liabilities and accrued expenses consist of the following:

December 13, 2019
Surplus note and accrued interest	$6,402,877
Reinsurance payable to Security Life	815,276
Accrued expenses	652,791
Total other liabilities and accrued expenses	$7,870,944

8) Income Taxes

The statement of assets acquired and liabilities assumed includes certain deferred tax assets and liabilities, primarily related to timing differences between book and tax for intangible assets and fixed assets.  Significant components of the Company’s deferred tax (assets) and liabilities are approximately as follows:
December 13, 2019
Assets
Future policy benefits and unpaid claims	$(3,198,489)
Deferred policy acquisition costs	(460,767)
Other	(197,283)
Less: Valuation allowance	2,184,212
Total deferred tax assets	(1,672,327)

Liabilities
Available for sale securities	140,062
Value of business acquired	1,042,195
Basis difference in real estate, property and equipment	186,764
Other	135,962
Total deferred tax liabilities	1,504,983
Net deferred tax (asset)	$(167,344)

The valuation allowance relates to differences between recorded deferred tax assets and liabilities and ultimate anticipated realization.  At December 13, 2019, given the Company's history of losses, a valuation allowance has been recorded against all deferred tax assets except those the Company has determined are more-likely-than-not to be realized post acquisition in the same tax period as the acquisition.

As of December 13, 2019, Kilpatrick Life had no significant unrecognized tax benefits.  Kilpatrick Life does not expect any material changes to the estimated amount of unrecognized tax benefits in the next twelve months.  Federal and state income tax returns for 2016 through 2019 are subject to examination by taxing authorities.  There were no uncertain tax positions recorded as part of the acquisition, and there are no net operating losses or tax credit carryforwards.

9) Reinsurance, commitments and contingencies

Reinsurance Agreements

Prior to the acquisition of Kilpatrick Life, Security Life and Kilpatrick Life entered into a coinsurance agreement (the “Coinsurance Agreement”), effective October 1, 2019.  After the effective date of the treaty, Security Life, as coinsurer, agreed to be responsible for and is obligated with respect to 100% of the contractual liabilities under the Company’s life insurance policies in accordance with the terms and conditions of the policies and applicable law. Unless otherwise directed by Security Life, as coinsurer, Kilpatrick Life will administer the policies on behalf of Security Life, as coinsurer, for the duration of the Coinsurance Agreement.  As of December 13, 2019, the Company has recognized approximately $162,790,000 due from Security Life for future policy benefits and unpaid claims ceded to Security Life (included in receivable from reinsurers) and has a reinsurance payable to Security Life of approximately $815,000 (included in other liabilities and accrued expenses) for premiums and other amounts to be remitted to Security Life. Contemporaneous with the stock purchase of Kilpatrick Life, the companies terminated the coinsurance agreement, and Kilpatrick Life recaptured all the life insurance policies ceded under the agreement.  The final settlement and the transfer of the coinsurance trust assets from Security Life back to the Company occurred shortly thereafter (see subsequent event discussed in Note 15).

9) Reinsurance, commitments and contingencies (Continued)

The Company also has contracts with a third-party reinsurer to manage and transfer excess risks associated with life insurance contracts.  Currently, the Company’s maximum retainage is $25,000 per policy.  As of December 13, 2019, the Company has recognized approximately $5,198,000 due from this reinsurer for future policy benefits and unpaid claims ceded to this third party reinsurer (included in receivable from reinsurers)

Ceded reinsurance and coinsurance arrangements do not discharge the Company as the primary insurer. Ceded policy reserves would represent a liability of the Company in the event the reinsurers were unable to meet their obligations to the Company under the terms of the reinsurance agreements.

Litigation

Kilpatrick Life is from time to time subject to various claims, pending or threatened litigation or other legal proceedings, investigations and/or regulatory proceedings arising in the normal course of business, including, among others, those relating to product liability claims, employment matters, worker’s compensation claims, contractual disputes, product warranty claims and alleged violations of various laws and regulations.  Kilpatrick Life accrues for known individual matters using estimates of the most likely amount of loss where it believes that it is probable the matter will result in a loss when ultimately resolved and such loss is reasonably estimable.  Kilpatrick Life is not aware of any existing matters that would have a material adverse effect on the Company’s activities as of the date of these financial statements.

10)  Retirement plans

Kilpatrick Life has a 401(k) savings plan that covers all eligible employees who are at least twenty-one years of age and have completed one full year of service.  The 401(k) plan includes employer participation, which are at the discretion of the board of directors, in accordance with the provisions of Section 401(k) of the Internal Revenue Code.  The plan allows for employees to make pretax contributions up to the statutory limits as well.

11)  Statutory financial information and dividend limitations

Kilpatrick Life prepares its statutory-basis financial statement in conformity with accounting practices prescribed or permitted by the insurance department of its state of domicile.  Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”) as well as state laws, regulations and general administrative rules.   Permitted statutory accounting practices encompass all accounting practices not so prescribed.

All states require domiciled insurance companies to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the applicable insurance commissioner and/or director.  Statutory accounting practices differ from GAAP primarily since they require charging policy acquisition and certain sales inducement costs to expense as incurred, establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments and establishing deferred taxes on a different basis.  The most recent audited statutory capital and surplus of Kilpatrick Life was $4,182,000 as of December 31, 2018.

The Louisiana Department of Insurance imposes minimum risk-based capital (“RBC”) requirements that were developed by the NAIC.  The formulas for determining the RBC specify various factors that are applied to financial balances or various levels of activity based on the perceived degree of risk.  Regulatory compliance is determined by a ratio (“the ratio”) of the company’s regulatory adjusted capital, as defined by the NAIC, to its authorized control level, also defined by the NAIC.  Companies below specific trigger points or ratios are classified with certain levels, each of which requires specified corrective action.  Kilpatrick Life’s ratio is expected to exceed the first level of regulatory action when calculated as of December 31, 2019 (see Note 14).

Generally, the net assets of a life insurance subsidiary available for transfer to a parent company are limited to the amounts of the life insurance subsidiary’s net assets, as determined in accordance with statutory accounting practice, that exceed minimum statutory capital requirements.  Additional requirements must be met depending on the state, and payments of such amounts as dividends are subject to approval by regulatory authorities if the amounts exceed the prescribed maximums.

11)  Statutory financial information and dividend limitations (Continued)

Under Louisiana Insurance Code, Kilpatrick Life  is permitted to pay a stockholder dividend to its parent, Security National Life, as long as Kilpatrick Life’s  capital has been (i) fully paid in cash, (ii) is unimpaired, (iii) has surplus beyond its capital stock and (iv) has surplus beyond its minimum required surplus.  Regulatory approval is not required if the dividend is less than net income for the year.

Based on the Administrative Supervision Order discussed in Note 14, the Company could not pay a dividend without regulatory approval as of December 13, 2019.

12)  Related party transactions

Kilpatrick Life’s Board of Directors has a written procedure, which requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the interest of the company.

In 2009, the Company entered into a surplus note with an affiliate related to the Company’s former shareholders for approximately $4,000,000.  Immediately after acquisition, the Company repaid this surplus note and accrued interest of approximately $2,403,000.  As of December 13, 2019, the outstanding balance and accrued interest on the surplus note was included in other liabilities and accrued expenses (refer to Note 7). As of December 13, 2019, the Company also had two mortgage loans due from this same affiliate with a total recorded balance of approximately $6,188,000.

As discussed in Note 9, prior to being acquired by Security Life, the Company entered into a coinsurance agreement for certain life policies.  Amounts due from and to Security Life as of December 13, 2019 are disclosed in Note 9.

See also subsequent events related to the surplus note and coinsurance agreement in Note 15.

13)  Future policy benefits and unpaid claims

The following table provides information regarding the future policy benefits and unpaid claims and the related receivable from reinsurers:

December 13, 2019
Direct future policy benefits and unpaid claims
Life	$168,520,714
Annuities	17,524,866
Reported but unpaid claims	2,705,542
Accident and health	206,934
Incurred but not reported claims	113,351
Future policy benefits and unpaid claims,	$189,071,407

Receivable from reinsurers
Life	165,188,810
Accident and health	99,361
Reported but unpaid claims	2,705,542
Incurred but not reported claims	111,351
Total receivable from reinsurers	168,105,064

Future policy benefits and unpaid claims, net of ceded	$20,966,343

14)  Administrative Supervision Orders

For the last several years, Kilpatrick Life has been under increased regulatory oversight by the Louisiana Department of Insurance (“the Department”) due to not meeting various regulatory action levels for risk-based capital.  On May 16, 2018, the Department placed Kilpatrick Life under Administrative Supervision for violating a consent order dated April 30, 2015.  Kilpatrick Life was released from its Administrative Supervision on December 19, 2018 by the Louisiana Department of Insurance (“the Department”).  On that same date, Kilpatrick Life and the Department agreed to a formal Consent Agreement whereby Kilpatrick agreed to limit certain business activities and seek the Department’s approval for certain business matters.  Subsequent to the purchase of Kilpatrick Life by Security Life, the Department terminated the Consent Agreement on December 20, 2019.

15)  Subsequent events

Repayment of Surplus Note

On December 4, 2019, Kilpatrick Life received permission from LDI to repay the surplus not (“the Note”) issued to affiliate Rose-Neath Funeral Homes, Crematorium and Cemeteries, Inc. dated April 15, 2009.  The amount due, including accrued interest was approximately $6,403,000 and was paid on December 13, 2019 immediately following the closing of the purchase agreement.

Recapture of Coinsurance

Effective with the close of the stock purchase, both Kilpatrick Life and Security Life, as coinsurer, agreed to require the recapture of the insurance policies by Kilpatrick Life and provided notification to the Louisiana Department of Insurance. The recapture is effective immediately and applies to 100% of all of the policies originally ceded. On December 18, 2019, the $162,790,000 receivable due from Security Life (included in receivable from reinsurers) and the $815,000 reinsurance payable to Security Life (included in other liabilities and accrued expenses) were net settled with a transfer of assets that were held in trust as specified in the coinsurance agreement.

Subsequent events have been evaluated through February 26, 2020, the date the statement of assets acquired and liabilities assumed was issued.